Execution Copy

OPTION AGREEMENT
AMENDMENT TO MINING LEASE

by and among

Gryphon Gold Corporation,

Borealis Mining Company,

Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/1994,

Hardrock Mining Company

and

John W. Whitney

Dated: AUGUST 22, 2008

OPTION AGREEMENT

AMENDMENT TO MINING LEASE

This OPTION AGREEMENT (this "***Agreement***") dated as of August 22, 2008 (the "***Effective Date***"), is by and among Gryphon Gold Corporation, a Nevada corporation ("***Gryphon Gold***"), its wholly-owned subsidiary, Borealis Mining Company, a Nevada corporation ("***Borealis Mining***", and together with Gryphon Gold and its successors, "***Gryphon***"), Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/1994 (the "***Cavell Trust***"), Hardrock Mining Company, a Nevada corporation ("***Hardrock***"), and John W. Whitney, an individual ("***Whitney***", and together with the Cavell Trust and Hardrock, "***Lessors***" and individually, a "***Lessor***").

Recitals

A. Lessor and J.D. Welsh & Associates, Inc., a Nevada corporation ("***Lessee***"), entered into a Mining Lease, dated January 24, 1997, as amended on February 24, 1997 (the "***Mining Lease***"), a Memorandum of which is recorded as Entry 115828 in Book 169 at page 489 in the official records of Mineral County, Nevada.

B. Lessee assigned all of Lessee's rights, privileges and interest in the Mining Lease to Newmex Minerals, Inc., a Canadian corporation ("***Newmex***"), and Newmex subsequently assigned its rights, privileges and interest in the Mining Lease to Golden Phoenix Minerals, Inc., a Minnesota corporation ("***Golden Phoenix***"). Lessor consented to the assignment of the Mining Lease to Golden Phoenix as evidenced by their signatures to a letter dated January 9, 2000.

C. Golden Phoenix assigned all of its rights, privileges and interest in the Mining Lease to Borealis Mining pursuant to a Purchase Agreement and an Assignment of Mining Lease, each dated January 10, 2005, and Lessor entered into an Agreement and Consent to Assignment of Mining Lease dated January 26, 2005.

D. Gryphon and Lessors are parties to a Letter of Intent, dated as of May 15, 2008 (the "***LOI***"), pursuant to which the parties agreed to negotiate the principal terms upon which Gryphon would be granted an irrevocable option to amend the Mining Lease.

E. Gryphon and Lessors desire to enter into this Agreement to govern the terms and conditions of the amendment of the Mining Lease.

Agreement

NOW, THEREFORE, in consideration of the premises and the covenants, agreements, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The Option. Lessors hereby grant Borealis Mining an irrevocable right and option (the "*Option*") to cause the Mining Lease to be amended as follows, upon exercise of the Option and payment of the Exercise Price (as defined in **Section 4**)(the "*Exercise Date*"):

(a) Section 5(D)(I) of the Mining Lease shall be amended and restated in its entirety as follows:

> "I. In the event Lessee mines and markets Leased Substances from the Leased Premises, Lessee shall pay to Owner, as a production royalty, a 5% Net Smelter Return (NSR) royalty."

Upon the exercise of the Option pursuant to **Section 3** and payment of the Exercise Price, the amendments to the Mining Lease set forth in this **Section 1(a)** will be irrevocable. The amendment to the Mining Lease shall be in substantially the form set forth in **Exhibit A**, including the ratification language set forth in Section 2 therein if it is accurate and correct at the time of execution.

(b) If Gryphon conducts condemnation drilling on the Leased Premises in a manner reasonably satisfactory to Whitney & Whitney, Inc. for the period beginning on the Effective Date and terminating on the second anniversary thereafter, the Initial Term of the Mining Lease (as set forth in Section 3 of the Mining Lease) will be extended by a period of eight (8) years. In determining whether the condemnation drilling is satisfactory, Whitney & Whitney, Inc. shall consider whether Gryphon followed a drilling program that will reasonably condemn property to be used for purposes other than mining and whether the grade of precious metals found in relevant portions of the property subject to condemnation drilling is insufficient to justify further drilling. In the event that the condemnation drilling on the Leased Premises is not satisfactory to Whitney & Whitney, Inc., after written notice from Whitney & Whitney, Inc. to Lessee of all deficiencies, Gryphon shall have a period of 90 days to cure noted deficiencies.

Upon satisfactory completion of the condemnation drilling, the amendments to the mining lease set forth in the **Section 1(b)** will be irrevocable. The amendment to the mining lease shall be in substantially the form set forth in **Exhibit B**, including the ratification language set forth in Section 2 therein if it is accurate and correct at the time of execution.

2. Option Consideration. Concurrently with the execution and delivery of this Agreement and in consideration for the grant of the Option, Borealis Mining shall pay, or cause to be paid, US$250,000 in immediately available funds to an account designated in writing by Lessors (the "*Option Price*"). The Option Price paid concurrently with the execution of this Agreement shall be included in the calculation of the Exercise Price (as defined in **Section 4**). Gryphon acknowledges that the Option Price is non-refundable and in the event it does not pay the entire Exercise Price, Lessors are under no obligation to execute the amendment to the Mining Lease contemplated by this Agreement.

3. Exercise of Option; Option Term. Borealis Mining may exercise the Option by providing written notice of exercise to Lessors at the address set forth below at any time (an "***Exercise Notice***") during the twelve (12) month period following the Effective Date (the "***Option Term***"). The Option Term may be extended for an additional six (6) month period beyond the initial twelve (12) month period upon the payment by Borealis Mining to Lessors of a non-refundable, non-deductible aggregate cash payment of US$125,000, which will not be applied to the exercise price. If Borealis Mining does not exercise the Option within the time set forth in this **Section 3**, this Agreement and the Option shall terminate and neither Gryphon nor Lessors shall have any further rights or obligations under this Agreement.

4. Exercise Price. Upon the exercise of the Option, Borealis Mining shall pay, or cause to be paid, to Lessors aggregate consideration in the amount of US$7,000,000 as follows (the "***Exercise Price***"):

(a) Gryphon shall have paid the Option Price (the US$250,000 previously paid upon execution of this Agreement pursuant to **Section 2**);

(b) Gryphon shall pay US$1,750,000 in cash;

(c) Gryphon Gold shall issue an aggregate of 5,000,000 shares of common stock (the "***Consideration Shares***") to Lessors (or their designees) at a deemed value of US$0.40 per share for an aggregate deemed value of US$2,000,000; and

(d) (i) Gryphon Gold shall issue convertible notes (the "***Convertible Notes***") to Lessors (or the designees of the individual Lessors) in an aggregate principal amount of US$3,000,000, with each Convertible Note, bearing interest at an annual rate of five percent (5%) and payable in equal monthly installments of principal over a term of three years plus accrued interest (the "***Installment Payments***"); *provided however,* if Gryphon provides written notice that it is commencing construction of a mine to place the Leased Premises into commercial production, the principal portion of the Installment Payments shall be deferred for a period of twelve (12) months as long as construction continues; after which time the Installment Payments shall resume and, in any event, any remaining balance shall be payable on the third year anniversary of the Exercise Date.

(ii) The Convertible Notes shall be convertible at the option of the holder into common stock of Gryphon Gold as follows:

Conversion Price per Share	Conversion Period
US$0.70	through the first year anniversary of issuance
US$0.80	through the second year anniversary of issuance
US$0.90	through to the end of the term

provided however that each Lessor may elect, upon written notice to Gryphon Gold provided up to five (5) business days after the execution of this Agreement by all parties, to accept additional

common stock of Gryphon at a price of US$0.40 per share in consideration for reducing such partner's pro rata share of the convertible note.

(iii) If Gryphon Gold defaults on any of its obligations to make the Installment Payments under the Convertible Notes, then after written notice of default from Lessor(s) to Gryphon and a 120 day period to cure such default following delivery of such default notice (the "***Default Notice Period***"), the amendment to Section 5(D)(I) of the Mining Lease as set forth in Section 1(a), with respect to all Lessors holding outstanding Convertible Notes at the end of such Default Notice Period, shall be null and void and the royalties payable under the Mining Lease shall revert back to the original terms prior to the exercise of the Option (a "***Default Reversion***") only to the extent of such Lessor's pro rata interest in the royalties payable under the Mining Lease (the "***Pro Rata Royalty Interest***"). For the purposes of determining a Lessor's Pro Rata Royalty Interest in connection with a Default Reversion, each of the Cavell Trust, Hardrock and Whitney shall have the Pro Rata Royalty Interest set forth on Schedule 4(d)(iii) attached hereto. The reversion Amendment to Mining Lease shall be in substantially the form set forth in **Exhibit C**, including the ratification language set forth in Section 2 therein if it is accurate and correct at the time of execution.

(iv) The Convertible Note shall be in substantially the form set forth in **Exhibit D**.

5. Consideration Shares. Each Lessor acknowledges and agrees that the Consideration Shares have not and will not be registered under the Securities Act of 1933, as amended (the "***U.S. Securities Act***"), or any applicable state securities laws and will not be qualified by prospectus under applicable Canadian securities laws, and will be offered and sold pursuant to applicable exemptions from such registration requirements. Each Lessor acknowledges that the issuance of the Consideration Shares are subject to applicable regulatory approvals and acceptances including any requirements of the Toronto Stock Exchange (collectively, "***Approvals***"). Gryphon Gold shall use commercially reasonable efforts to obtain Approvals in a timely manner. Each Lessor further acknowledges that the certificates representing the Consideration Shares will bear such legends as may be required to comply with applicable securities laws and requirements of the Toronto Stock Exchange. Gryphon Gold shall use commercially reasonable efforts to cause its legal counsel to deliver legal opinions in the form reasonably satisfactory to its transfer agent, to permit the resale of the Consideration Shares pursuant to Rule 144 of the U.S. Securities Act upon expiration of the six month hold period, as applicable, under Rule 144. Notwithstanding the foregoing, the Parties acknowledge that issuance of the Consideration Shares is a material part of the Exercise Price.

6. Cooperation. Each of Gryphon and Lessors agree that they shall execute a formal amendment to the Mining Lease upon payment of the Exercise Price and a formal amendment to the Mining Lease upon satisfactory completion of condemnation drilling and Borealis Mining shall record any instrument that Gryphon determines, in its reasonable discretion, is required to

record the amendment with the County Recorder of Mineral County, and shall provide a copy of the recorded document to Lessors. Lessors and Gryphon agree to execute and deliver any agreements, documents, instruments, certificates, conveyances, amendments, affirmations, acknowledgements and other writings required to effect the amendment to the Mining Lease and to do or cause to be done all such acts or things and to sign, deliver or record any document, instrument or certificate as Gryphon may deem necessary, advisable or appropriate to effectuate or carry out the purposes and intent of this Agreement.

7. Status of Mining Lease. Each Lessor acknowledges that the as of the Effective Date, the Mining Lease is valid and in full force and effect and that all rentals and royalties have been properly and timely paid.

8. Representations of Gryphon Gold and Borealis Mining. Each of Gryphon Gold and Borealis Mining hereby represents and warrants to Lessors as follows:

(a) it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, it has all requisite power and capacity to execute and deliver this Agreement, to carry out the transactions contemplated herein and to duly observe and perform all its covenants set out herein and all necessary corporate action of its directors to authorize the execution, delivery and performance of this Agreement has been taken and this agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

(b) neither the execution and delivery of this Agreement nor the performance by it of its obligations hereunder conflict with or result in a breach of, or create a state of facts which after notice or lapse of time or both may result in a breach of, any agreement, instrument, undertaking, commitment or understanding to which it is a party or by which it is bound; and

(c) no exemption, consent, approval, order or authorization of, or registration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any third party is required by it with respect to the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated hereby, other than approval of the Toronto Stock Exchange in respect of the issuance of the Consideration Shares.

9. Representations of Lessors. Each Lessor hereby represents and warrants to Gryphon Gold and Borealis Mining as follows:

(a) if a corporation, it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation;

(b) it has all requisite power and capacity to execute and deliver this Agreement, to carry out the transactions contemplated herein and to duly observe and perform all its covenants set out herein and all necessary corporate action of its directors to authorize the execution, delivery and performance of this Agreement has been taken and this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

(c) neither the execution and delivery of this Agreement nor the performance by it of its obligations hereunder conflict with or result in a breach of, or create a state of facts which after notice or lapse of time or both may result in a breach of, any agreement, instrument, undertaking, commitment or understanding to which it is a party or by which it is bound; and

(d) no exemption, consent, approval, order or authorization of, or registration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any third party is required by it with respect to the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated hereby.

10. Notice. Notices shall be deemed effective if mailed, postage prepaid, sent by facsimile, or hand delivered to:

IF TO LESSORS:

Borealis Owners
c/o Whitney & Whitney, Inc.
6490 S. McCarran Blvd.
Building C, Suite 23
Reno, NV 89509

with a copy to the Owners:

Hardrock Mining Co.
P.O. Box 156
Mina, NV 89422

Richard J. Cavell
TTTEE F/T Richard J. Cavell TR DTD 2-23-94
1013 N. Marshall Dr.
Camano Island, WA 98292

John W. Whitney
P.O. Box 20579
Reno, NV 89515

IF TO GRYPHON:

Gryphon Gold Corporation
Suite 810-1130 W. Pender St.
Vancouver, B.C.
Canada V6E A4A
Attn: Chief Executive Officer
Fax No.: (604) 608-3262

with copy to:

Dorsey & Whitney LLP
Republic Plaza, Suite 4700
370 Seventeenth Street
Denver, CO 80202
Attn: Kenneth Sam
Fax No.: (303) 629-3450

Receipt of all notices sent pursuant to this Section shall be deemed to occur within five (5) calendar days of the date the notice is mailed, postage prepaid to the address set forth in this Section, upon confirmation of successful transmission if by facsimile, or upon receipt if hand delivered.

11. Days. If any action is required to be performed, or if any notice, consent, or other communication is given or required to be given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent, or other communication, such performance shall be deemed to be required, and such notice, consent, or other communication shall be deemed to be given or required to be given on the next business day. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

12. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada, without regards to conflict of law principles of such jurisdiction.

13. Severability. If any term, covenant, or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant, or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant, or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14. Costs. Except as set forth in this Agreement and the LOI, each party shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees of attorneys, engineers, and accountants. The parties agree that as provided in the LOI, Gryphon agrees to reimburse Whitney & Whitney for legal fees and documented expenses as described in the LOI. The parties further agree that the reimbursed expenses are not refundable or applied against the Option Price or Exercise Price.

15. Time of Essence. Time is of the essence with respect to all rights and obligations under this Agreement. This Agreement shall be strictly construed to give full literal effect to deadlines set out herein.

16. Venue. The parties agree that if any dispute arises out of or is related to this Agreement, the courts of Washoe County, Nevada, shall have exclusive jurisdiction for the resolution of any disputes and the parties hereto submit to personal jurisdiction of the State of Nevada as to any such disputes.

17. Attorney's Fees. In the event of litigation between the parties arising from the terms of this Agreement, the prevailing party shall be entitled to its reasonable attorney's fees

incurred in the litigation.

18. Entire Agreement. This Agreement, together with the Mining Lease, represents the entire agreement between the parties with respect to matters set forth in this Agreement. This Agreement may not be modified or amended unless such amendment is set forth in writing and signed by Gryphon and Lessors.

19. Disclosure. Certain information contained herein about Lessors will be used by Gryphon Gold for making certain filings with stock exchanges and other applicable regulatory authorities and for meeting Gryphon Gold's obligations under securities regulations. By signing this Agreement, each Lessor consents to the collection and use of all information relating to such Lessor contained in this Agreement for the above referenced purpose or as otherwise identified by the applicable regulatory authorities, from time-to-time.

20. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign any of its rights or obligations under this Agreement without the prior written consent of Gryphon for an assignment by any Lessor and the Lessors for an assignment by Gryphon, in each case, such consent shall not be unreasonably withheld.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

IN WITNESS WHEREOF, Gryphon and Lessors have executed this Agreement as of the Effective Date.

GRYPHON GOLD CORPORATION

By: ______________________
Name: JOHN L. KEY
Title: CEO

BOREALIS MINING COMPANY

By: ______________________
Name: John L. Key
Title: President

Richard J. Cavell TTTEE F/T Richard J. Cavell Trust

By: ______________________
Name:
Title:

HARDROCK MINING COMPANY

By: ______________________
Name:
Title: President

____
John W. Whitney

Via Fax to 604-608-3262 and UPS Courier

August 12, 2008

John Key
Chief Executive Officer
Gryphon Gold Corporation
1130 West Pender Street
Suite 810
Vancouver, BC
Canada, V6E 4A4

RE: Borealis Option Payment Instructions Under para. 2 of the Option Agreement

Dear Mr. Key:

Pursuant to the "Option Agreement Amendment to Mining Lease by and among Gryphon Gold Corporation, Borealis Mining Company, Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/94, Hardrock Mining Company, and John W. Whitney" Paragraph 2, please wire the $250,000 option payment to the Borealis Owners Escrow 2005, Account Number 18734300.

This is the same account that the monthly advance royalty payments are wired to.

Wire Instructions are unchanged and are as follows:

WELLS FARGO BANK, N.A.
ABA: 121000248
BNF: WF Corp Trust
ACCT # 1038377

FFC: ACCT#18734300 Borealis Owners Escrow 2005

Sincerely,

By: ______________________
Richard J. Cavell TTTEE F/T Richard J. Cavell Trust

By: ______________________
Hardrock Mining Company

By: ______________________
John W. Whitney

Cc: A. Matter
J. W. Whitney
R. J. Cavell
CJ. Lindsey, Hardrock Mining Company

Borealis Owners
Allocation of Royalty Buy Down Proceeds

	$ million				Option Exercise			Final Allocation			Final Allocation
Buy Down Price	7,000,000										
		BJC	HRMC	JWW	BJC	HRMC	JWW				
Distribution Fraction		0.510	0.245	0.245				0.510	0.245	0.245	
Amount for Each Owner		3,570,000	1,715,000	1,715,000				3,570,000	1,715,000	1,715,000	7,000,000
Option Payment	250,000	127,500	61,250	61,250				127,500	61,250	61,250	250,000
Exercise Payment	1,750,000	892,500	428,750	428,750				892,500	428,750	428,750	1,750,000
Net Remaining		2,550,000	1,225,000	1,225,000				2,550,000	1,225,000	1,225,000	
Gryphon Shares	5,000,000	2,550,000	1,225,000	1,225,000	3,875,000	1,851,250	2,000,000	3,875,000	1,851,250	2,000,000	7,726,250
Deemed Value(0.40/sh)	2,000,000	1,020,000	490,000	490,000	1,550,000	740,500	800,000	1,550,000	740,500	800,000	3,090,500
3 year Notes	3,000,000	1,530,000	735,000	735,000	1,000,000	484,500	425,000	1,000,000	484,500	425,000	1,909,500
Cash plus Notes		2,550,000	1,225,000	1,225,000	2,020,000	974,500	915,000	2,020,000	974,500	915,000	3,909,500

	Note Face Amount Before Exercise	Amount of Note to be Applied to Shares	Principal Amount of Note to be Issued	No. of Additional Shares to Issue
C.J. Lindsey	245,000	82,000	163,000	205,000
Marylou Maness	245,000	95,000	150,000	237,500
Lois Bown-Atheling	245,000	73,500	171,500	183,750
Totals	734,999	250,500	484,500	626,250

Final	$7,000,000
Cash	$2,000,000
Shares	$3,090,500
Notes	$1,909,500
	$7,000,000

Via Fax to 604-608-3262 and UPS Courier

John Key
Chief Executive Officer
Gryphon Gold Corporation
1130 West Pender Street
Suite 810
Vancouver, BC
Canada, V6E 4A4

August 12, 2008

RE: Richard J. Cavell TTTEE F/T Richard J. Cavell Trust Option Exercise Under para. 4(ii) of the Option Agreement

Dear Mr. Key:

Pursuant to the "Option Agreement Amendment to Mining Lease by and among Gryphon Gold Corporation, Borealis Mining Company, Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/94, Hardrock Mining Company, and John W. Whitney" Paragraph 4(d)(ii), I hereby exercise my option to accept additional common stock of Gryphon at a price of US$0.40 per share as consideration for reducing the face amount of my convertible note by an equivalent value as follows:

Richard J. Cavell Trust note face amount before exercise:	$1,530,000
Amount of note to be applied to shares @$0.40 per share:	$530,000
Principal amount of Note to be issued:	$1,000,000
Number of additional shares to be issued:	1,325,000

Sincerely,

Richard J. Cavell TTTEE F/T Richard J. Cavell Trust

Cc: A. Matter
C.J. Lindsey, Hardrock Mining Company
J. W. Whitney

Hand Delivered

John Key
Chief Executive Officer
Gryphon Gold Corporation
1130 West Pender Street
Suite 810
Vancouver, BC
Canada, V6E 4A4

August 20, 2008

RE: Hardrock Mining Co. Option Exercise Under para. 4(ii) of the Option Agreement

Dear Mr. Key:

Pursuant to the "Option Agreement Amendment to Mining Lease by and among Gryphon Gold Corporation, Borealis Mining Company, Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/94, Hardrock Mining Company, and John W. Whitney" Paragraph 4(d)(ii), I hereby exercise my option to accept additional common stock of Gryphon at a price of US$0.40 per share as consideration for reducing the face amount of my convertible note by an equivalent value as follows:

Hardrock Mining Co. note face amount before exercise:	$735,000
Amount of note to be applied to shares @$0.40 per share:	$250,500
Principal amount of Notes to be issued:	$484,500
Number of additional shares to be issued:	626,250

Sincerely,

Hardrock Mining Co.

C. J. Lindsey, President

Cc: A. Matter
RJ Cavell TTTEE F/T Richard J. Cavell Trust
J. W. Whitney

Hand Delivered

John Key
Chief Executive Officer
Gryphon Gold Corporation
1130 West Pender Street
Suite 810
Vancouver, BC
Canada, V6E 4A4

August 20, 2008

RE: John W. Whitney Option Exercise Under para. 4(ii) of the Option Agreement

Dear Mr. Key:

Pursuant to the "Option Agreement Amendment to Mining Lease by and among Gryphon Gold Corporation, Borealis Mining Company, Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/94, Hardrock Mining Company, and John W. Whitney" Paragraph 4(d)(ii), I hereby exercise my option to accept additional common stock of Gryphon at a price of US$0.40 per share as consideration for reducing the face amount of my convertible note by an equivalent value as follows:

John W. Whitney note face amount before exercise:	$735,000
Amount of note to be applied to shares @$0.40 per share:	$310,000
Principal amount of Note to be issued:	$425,000
Number of additional shares to be issued:	775,000

Sincerely,

John W. Whitney

John W. Whitney

Cc: A. Matter
R. J. Cavell
C.J. Lindsey, Hardrock Mining Company

HARDROCK
MINING COMPANY INC.

FAX COVER SHEET

TO

John Whitney
Whitney & Whitney, Inc.
Reno, NV

FROM

Marylou Maness
Hardrock Mining Co., Inc.
Young AZ

TOTAL NO. PAGES 4
(INCLUDING COVER PAGE)

DATE August 18, 2008

IF YOU DO NOT RECEIVE THE FOLLOWING PAGES PLEASE CALL

REFERENCE

Consentform and Instructions on Conversion Note

NOTES/COMMENTS

Please forward on to Carol, my fax & e-mail will not go thru to her. Thanks, Marylou

Board of Directors
August 18, 2008

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF HARDROCK MINING COMPANY
(A Nevada Corporation)

WHEREAS, the undersigned are all the duly appointed and acting directors of Hardrock Mining Company, a Nevada corporation, hereinafter referred to as the "Corporation"; and

WHEREAS, this unanimous consent is being executed in accordance with Section 78.315(2) of the Nevada Revised Statutes, which provides that a written consent setting forth the actions taken and signed by all directors shall have the same effect as a unanimous vote taken at a meeting of the directors;

NOW THEREFORE, IT IS HEREBY

RESOLVED that the Corporation adopts, approves and ratifies that certain Option Agreement and Amendment to Mining Lease (the "Option Agreement"), a copy of which is attached hereto as Exhibit A, by and among Gryphon Gold Corporation ("Gryphon Gold"), a Nevada corporation, Borealis Mining Company, a Nevada corporation, Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated February 23, 1994, the Corporation and John W. Whitney, and pursuant thereto, authorizes and directs the appropriate officer(s) of the Corporation to sign and deliver the Agreement for and on behalf of the Corporation as its act and deed and to give effect to the transactions contemplated by the Agreement; and

RESOLVED FURTHER, that the appropriate officer(s) of the Corporation be and hereby are authorized and directed to do all such additional acts, including without limitation, the execution, delivery and filing of documents and instruments as shall be necessary, in the judgment of such officer(s), in order to give effect to the foregoing Resolution, including without limitation the execution and delivery of those certain Borealis Option Payment Instructions Under para 2 of the Option Agreement, a copy of which is attached hereto as Exhibit B.

RESOLVED FURTHER, that all acts and deeds previously performed by the appropriate officer(s) and directors of the Corporation prior to the date of these resolutions that are within the authority conferred hereby, are ratified, confirmed and approved in all respects as the authorized acts and deeds of the Corporation.

Each of the directors agrees and acknowledges that this consent resolution may be executed by facsimile and/or in counterparts.

EFFECTIVE as of the day and year first above written.

[NAME], Director

[NAME], Director

[NAME], Director

HARDROCK MINING COMPANY INC.

FAX COVER SHEET

TO

JOHN W. WHITNEY 775-689-7691

FROM

LOIS BOWN-ATHELING

TOTAL NO. PAGES (INCLUDING COVER PAGE)

3 PAGES

DATE 8/18/08

IF YOU DO NOT RECEIVE THE FOLLOWING PAGES PLEASE CALL 801-377-5714

REFERENCE

SIGNED CONSENT LETTER - HRMC BOARD

NOTES/COMMENTS

CAROL'S FAX WILL NOT ACCEPT MARY LOU'S OR MY FAXES - WE AGREED TO TRY YOUR MACHINE -

Lois

YOU MAY WANT TO FAX HER A COPY OF THIS SINCE SHE DOES RECEIVE YOUR FAXES.

Board of Directors
August 18, 2008

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF HARDROCK MINING COMPANY
(A Nevada Corporation)

WHEREAS, the undersigned are all the duly appointed and acting directors of Hardrock Mining Company, a Nevada corporation, hereinafter referred to as the "Corporation"; and

WHEREAS, this unanimous consent is being executed in accordance with Section 78.315(2) of the Nevada Revised Statutes, which provides that a written consent setting forth the actions taken and signed by all directors shall have the same effect as a unanimous vote taken at a meeting of the directors;

NOW THEREFORE, IT IS HEREBY

RESOLVED that the Corporation adopts, approves and ratifies that certain Option Agreement and Amendment to Mining Lease (the "Option Agreement"), a copy of which is attached hereto as Exhibit A, by and among Gryphon Gold Corporation ("Gryphon Gold"), a Nevada corporation, Borealis Mining Company, a Nevada corporation, Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated February 23, 1994, the Corporation and John W. Whitney, and pursuant thereto, authorizes and directs the appropriate officer(s) of the Corporation to sign and deliver the Agreement for and on behalf of the Corporation as its act and deed and to give effect to the transactions contemplated by the Agreement; and

RESOLVED FURTHER, that the appropriate officer(s) of the Corporation be and hereby are authorized and directed to do all such additional acts, including without limitation, the execution, delivery and filing of documents and instruments as shall be necessary, in the judgment of such officer(s), in order to give effect to the foregoing Resolution, including without limitation the execution and delivery of those certain Borealis Option Payment Instructions Under para 2 of the Option Agreement, a copy of which is attached hereto as Exhibit B.

RESOLVED FURTHER, that all acts and deeds previously performed by the appropriate officer(s) and directors of the Corporation prior to the date of these resolutions that are within the authority conferred hereby, are ratified, confirmed and approved in all respects as the authorized acts and deeds of the Corporation.

Each of the directors agrees and acknowledges that this consent resolution may be executed by facsimile and/or in counterparts

EFFECTIVE as of the day and year first above written

____
[NAME], Director

____
[NAME], Director

____
[NAME], Director

Linda Stillman

From: Chris Wicker [cwicker@woodburnandwedge.com]

Sent: Tuesday, August 19, 2008 5:02 PM

To: jwhitney@itronics.com

Subject: Gryphon

John,

You mentioned that Gryphon requested that the Option Agreement be dated as of Friday. Since the Option Agreement says "... dated as of __ __ ___, 2008", the date entered is the effective date of the agreement. It is not attesting that the date entered is the date it was signed. The cover page is simply an identification page so that can be the Friday date also. Bottom line is that the parties can establish their own "Effective Date".

Chris

Linda Stillman

From: Chris Wicker [cwicker@woodburnandwedge.com]
Sent: Tuesday, August 19, 2008 5:02 PM
To: jwhitney@itronics.com
Subject: Gryphon

John,

You mentioned that Gryphon requested that the Option Agreement be dated as of Friday. Since the Option Agreement says "... dated as of ___ ___ ____, 2008", the date entered is the effective date of the agreement. It is not attesting that the date entered is the date it was signed. The cover page is simply an identification page so that can be the Friday date also. Bottom line is that the parties can establish their own "Effective Date".

Chris